EXHIBIT 10.4

FORM OF AMENDMENT TO 9.625% SENIOR UNSECURED PROMISSORY NOTE OF ARMADA OIL, INC., DATED MARCH 29, 2013, ISSUED TO ___________

This Amendment (this “Amendment”) to 9.625% Senior Unsecured Promissory Note of Armada Oil, Inc., dated March 29, 2013 (the “Note”), is entered into as of the ____ day of May 2014, by and between Armada Oil, Inc., a Nevada corporation (the “Company”), and the holder of the Note.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Note.

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder agree as follows:

1.
The unpaid Principal Amount of the Note, along with accrued and unpaid interest, shall be due and payable on May 30, 2015 (the “New Maturity Date”), and interest shall continue to accrue on the unpaid principal balance of the Note at an annual rate of 9.625% and shall be paid quarterly with any remaining accrued interest payable on the New Maturity Date.

2.	Except as modified herein, all of the other terms of the Note remain as is.

 [Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed by the Company and the holder of the Note as of the date first written above.

ARMADA OIL, INC.

By:
Name: Randy M. Griffin
Title: Chief Executive Officer

HOLDER

By:
Name: